UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016 (December 22, 2016)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2016, Inventergy Global, Inc. (the “Parent”), Inventergy Inc., a wholly-owned subsidiary of Parent (the “Owner”), and the other subsidiaries of the Parent (together with the Parent and Owner, the “Company”) entered into a Restructuring Agreement (the “Restructuring Agreement”) with certain affiliates of Fortress Investment Group, LLC (“Fortress”) to amend that certain Amended and Restated Revenue Sharing and Note Purchase Agreement (the “Revenue Sharing and Note Purchase Agreement”), which was originally entered into by the Parent, Owner and Fortress on October 1, 2014.

Pursuant to the Restructuring Agreement, Fortress will have the sole discretion to make any and all decisions relating to the Company’s patents and patent monetization activities (excluding future acquired patents related to Inventergy Innovations, LLC, a subsidiary of Parent, and related monetization activities) (such patents that are subject to the Restructuring Agreement, the “Patents”), including the right to license, sell or sue unauthorized users of the Patents (the “Monetization Activities”).

In addition, the Restructuring Agreement modifies the revenue share provided for in the Revenue Sharing and Note Purchase Agreement such that all proceeds from the Monetization Activities will be applied as follows: (i) first, to pay for certain third party expenses incurred by the Company, Fortress or third party brokers in relation to the Monetization Activities, (ii) second, to pay up to $2.2 million of the Company’s outstanding principal debt to Nokia Corporation (“Nokia”) in the event any Monetization Activity is directly attributable to the Company’s Nokia patent portfolio, (iii) third, if a Monetization Activity triggers a payment with respect to a retained interest owed to a prior owner under agreements with Panasonic Corporation or Huawei Technologies Co., Ltd., payment will be made to such prior owner, as required, (iv) fourth, to Fortress until Fortress has received (x) reimbursement of any amounts advanced by Fortress pursuant to the Restructuring Agreement plus 20% annual interest on such advances plus (y) $30.5 million less any amounts paid to Fortress for the Note Obligations under the Revenue Sharing and Note Purchase Agreement after December 22, 2016, and (v) fifth, after all of the foregoing payment obligations are satisfied, 70% to Fortress and 30% to the Company. The Company will continue to be fully responsible for all expenses related to the maintenance, prosecution and enforcement of the patents, other than certain ongoing expenses contingent on completion of the SPE structure described below, and shall be fully responsible to pay any interest or other charges relating to the debt owed to Nokia and to make principal payments as and when due to the extent Monetization Activities have not generated amounts to make such principal payments.

The Restructuring Agreement contemplates that the parties will work towards obtaining stockholder approval and third party consent to the assignment of the Patents to a newly created special purpose entity, or SPE. The Company has until March 31, 2017 to complete that process. Upon obtaining stockholder approval and third party consent, the Company will contribute the Patents to the SPE. The SPE will be managed by Fortress, and the economic arrangements provided for under the Restructuring Agreement will be reflected in the governing documents for the SPE and/or in contractual arrangements between the SPE and the Company.

The Restructuring Agreement defers any amortization payments on the notes held by Fortress until April 1, 2017, and also suspends the Company’s minimum liquidity covenant, each to permit time for the Company to effect the SPE structure described above. Upon the SPE structure becoming effective, the Company’s note obligations to Fortress will be extinguished, the Company will be relieved of any scheduled amortization (instead, payments to Fortress will only be required out of Monetization Revenues), the liquidity covenant will no longer apply, and the Company will be relieved from any further responsibility to maintain the Patents, retroactive to December 22, 2016.

The Restructuring Agreement is subject to certain events of default, including, among other things, liquidation or dissolution, change of control, bankruptcy, the Company’s failure to make payments pursuant to the terms of the Restructuring Agreement, the Company’s failure to secure necessary consents to permit completion of the SPE structure or the Company’s failure to perform or observe certain covenants. Upon the occurrence of an event of default, Fortress may proceed to protect and enforce its rights through seeking the Company’s specific performance of any covenant or condition, as set forth in the Restructuring Agreement, or may declare the remaining unpaid balance owed under the Revenue Sharing and Note Purchase Agreement, as amended, and any other amounts owed pursuant to the Restructuring Agreement to be immediately due and payable.

The Company is required under the Restructuring Agreement to use its best efforts to secure the necessary stockholder approval and third party consent to reflect the SPE structure described above, and will be preparing the necessary solicitation materials to seek stockholder approval.

The foregoing description of the Restructuring Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On December 23, 2016, the Company issued a press release announcing the Restructuring Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a proxy statement. Investors and security holders are urged to read the proxy statement when it becomes available, together with all other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC's website, http://www.sec.gov, or for free from the Company by contacting the Secretary, Inventergy Global, Inc., 900 E. Hamilton Avenue, Suite #180, Campbell, CA, telephone: (408) 389-3510.

PARTICIPANTS IN SOLICITATION

The Company and its directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock with respect to the proposed transaction. Information about the Company's directors and executive officers is set forth in the proxy statement for the Company's 2016 Annual Meeting of Stockholders, which was filed with the SEC on May 13, 2016. To the extent holdings of the Company's securities have changed since the amounts contained in the proxy statement for the Company's 2016 Annual Meeting of Stockholders, such changes have been or will be reflected in reports on Schedule 13D or Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction (once available). These documents (when available) may be obtained free of charge from the SEC's website http://www.sec.gov, or from the Company using the contact information above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Restructuring Agreement, dated December 22, 2016, by and between Inventergy Global, Inc., Inventergy, Inc., eOn Communications Systems, Inc., Inventergy Holding, LLC, Inventergy Innovations, LLC, Inventergy IOT, LLC, Inventergy LBS, LLC, DBD Credit Funding LLC and CF DB EZ LLC.*

99.1	Press release, dated December 23, 2016.

*Portions of this exhibit have been redacted pursuant to a request for confidential treatment. The redacted portions are being filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2016

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer